                                                                Exhibit 3(ii)(a)

                                           As Amended through September 20, 2001

                                   BY-LAWS OF
                         R. R. DONNELLEY & SONS COMPANY


                                   ARTICLE I
                                   ---------

   Section 1.1. Principal Office. The principal office in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company.

   Section 1.2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II
                                   ----------

                            Meetings of Stockholders
                            ------------------------

   Section 2.1. Annual Meeting. The annual meeting of the stockholders shall be held on the fourth Thursday in March of each year for the purpose of electing Directors of the class for which the term expires on that date and for the transaction of such other business as may properly be brought before the meeting. Such meeting shall be held at eight o'clock in the morning or such other time during normal business hours as may be fixed by the Board of Directors and stated in the notice of the meeting. If the day fixed for the annual meeting shall be a legal holiday, the Board of Directors may, subject to the provisions of Article X hereof, designate another day on which such meeting shall be held. If the election of Directors shall not be held on the date designated for any annual meeting, or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

   Except as otherwise provided by statute or the certificate of incorporation, the only business which properly shall be conducted at any annual meeting of the stockholders shall (i) have been specified in the written notice of the meeting (or any supplement thereto) given as provided in Section 2.4, (ii) be brought before the meeting by or at the direction of the Board of Directors or the officer of the corporation presiding at the meeting or (iii) have been specified in a written notice (a "Stockholder Meeting Notice") given to the corporation, in accordance with all of the following requirements, by or on behalf of any stockholder who is entitled to vote at such meeting. Each Stockholder Meeting Notice must be delivered personally to, or be mailed to and received by, the Secretary of the corporation at the principal executive offices of the corporation in the City of Chicago, State of Illinois, not less than 60 days nor more than 90 days prior to the annual meeting; provided, however, that in the event that less than 75 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Each Stockholder Meeting Notice shall set forth: (i) a description of each item of business proposed to be brought before the meeting and the reasons for conducting such business at the annual meeting;
(ii) the name and record address of the stockholder proposing to bring such item of business before the meeting and the reasons for conducting such business at the annual meeting; (iii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such Stockholder Meeting Notice and (iv) all other information which would be required to be included in a proxy statement filed with the Securities and Exchange Commission if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934. No business shall be brought before any annual meeting of stockholders of the corporation otherwise than as provided in this Section; provided, however, that nothing contained in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting. The officer of the corporation presiding at the annual meeting of stockholders shall, if the facts so warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section and, if he should so determine, he should so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted. (Amended 10/27/94)

   Section 2.2. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chief Executive Officer, President, or the Chairman of the Board, and shall be called by the Secretary pursuant to a resolution duly adopted by the affirmative vote of a majority of the whole Board of Directors. Such call shall state the purposes of the proposed meeting. Business transacted at any special meeting shall be limited to the general objectives stated in the call. (Amended 12/15/88)

   Section 2.3. Place of Meeting. All meetings of stockholders for the election of Directors shall be held in the City of Chicago, County of Cook, State of Illinois and the Board of Directors is authorized to fix the place within the City of Chicago for the holding of such meeting. Meetings of stockholders for any other purpose may be held at such place, within or without the State of Delaware, and time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. (Amended 1/9/57)

   Section 2.4. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors, the Chief Executive Officer, the Chairman of the Board or the President, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the stockholder at his address as it appears on the records of the corporation, with postage thereon prepaid. (Amended 12/15/88)

   Section 2.5. Closing Transfer Books or Fixing Record Date. The Board of Directors may close the stock transfer books of the corporation for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the date for the allotment of rights or the date when any change, or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty (50) days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of the stockholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at, such meeting and any adjournment thereof, or to receive payments of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

   Section 2.6. Voting List. At least ten days before every election of Directors, a complete list of the stockholders entitled to vote at such election, arranged in alphabetical order with the residence of and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be open at the place where said election is to be held for ten days, to the examination of any stockholders, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

   Section 2.7. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

   Section 2.8. Proxies. At all meetings of stockholders a stockholder may vote by proxy properly submitted by the stockholder or his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. (Amended 1/28/99)

   Section 2.9. Voting. When a quorum is present at any meeting of stockholders, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, the certificate of incorporation or these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than eleven months prior to voting, unless such instrument provides for a longer period. Every such stockholder shall have one vote for each share of stock having voting power registered in his name on the books of the corporation. Except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for Directors which has been transferred on the books of the corporation within twenty days next preceding such election of Directors. (Amended 1/28/93)

   Section 2.10. Voting of Stock of Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledger or on the books of the corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

   Section 2.11. Treasury Stock. The corporation shall not vote shares of its own stock directly or indirectly; and such shares shall not be counted in determining the total number of outstanding shares.

   Section 2.12. Election of Directors. When a quorum is present at any meeting of stockholders, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at such meeting of stockholders and entitled to vote on the election of directors. (New Section 10/22/92)

                                  ARTICLE III
                                  -----------

                                   Directors
                                   ---------

   Section 3.1. General Powers. The property and business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders. (Amended 9/28/90)

   Without limiting the generality of the foregoing, it shall be the responsibility of the Board of Directors to establish broad objectives and the general course of the business, determine basic policies, appraise the adequacy of overall results, and generally represent and further the interests of the Company's stockholders and insure the most effective use of the Company's assets.

   Several examples of the responsibilities of the Board are as follows:

   1. Establish broad Company objectives and basic policies and maintain overall control of the business.

   2.  Make necessary revisions of the by-laws (in accordance with Article X).

   3.  Determine dividend action (in accordance with Article VIII).

   4. Authorize necessary action with respect to issuance of new securities and listing securities for trading on exchanges.

   5. Fix time and place and take other necessary action with respect to stockholders meetings (in accordance with Article II).

   6. Approve issuance of stock certificates to replace those lost or destroyed (in accordance with Section 7.2).

   7.  Fill Vacancies in the Board of Directors (in accordance with Section
       3.8).

   8. Elect the officers of the corporation (in accordance with Section 4.2.) and appraise their performance.

   9.  Determine the basic organization structure of the business.

   10. Authorize any necessary action with respect to loans and pledging of assets (in accordance with Section 6.2.).

   11. Designate officers authorized to buy or sell corporate investment securities.

   12. Designate persons authorized to execute contracts and other documents requiring signatures of officers or specific individuals (in accordance with Section 6.1).

   13. Select, or designate those authorized to select, depositaries for corporate funds and investment securities and designate check signatories and persons authorized to have access to safe deposit boxes (in accordance with Sections 6.3 and 6.4).

   14. Approve proposals to convey corporate-owned land or buildings or designate those authorized to take such action.

   15. Designate the person or persons authorized to appoint proxies to vote stock in subsidiary and other concerns in which the corporation has a significant interest and the person or persons authorized to determine who shall serve as Directors in representing the parent corporation in such concerns.

   16. Designate stock transfer agents, registrars, and paying agents with respect to corporate securities and other special purpose agents.

   17. Procure special professional services required by and for the Board.

   18. Provide for issuance of an annual report to stockholders and such other reports and notices as the Board deems advisable.

   19. Employ, upon recommendation of the Audit Committee (in accordance with Section 3.13), public accountants to audit the corporation's financial statements.

   20. Review and approve new employee benefit plans and major revisions of employee stock incentive plans.

   21. Review and approve the actions of the Executive Committee as reported in the minutes of their meetings.

   22. Approve the annual operating budget.

   23. Review and approve the annual capital budget.

   24. Direct the manner of handling matters outside the ordinary course of business of the corporation.

   Section 3.2. Number, Election and Term. The number of Directors which shall constitute the whole Board shall be eleven (11) of whom four (4) shall be Directors of the First Class, three (3) shall be Directors of the Second Class and four (4) shall be Directors of the Third Class. The term of office of each class shall be three years, with the term of one class expiring in each year, and the successors to the class of Directors whose terms shall expire shall be elected at each annual election or adjournment thereof. Each Director shall hold office until his successor shall be elected and shall qualify or until his earlier resignation or removal. Directors need not be residents of Delaware or stockholders. (Amended 9/29/95, 11/7/96, 3/18/97, 12/1/97, 3/25/99, 3/23/00,
9/20/01)

   Section 3.3. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and such place as may from time to time be determined by the Board. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer, the Chairman of the Board, a Vice Chairman, President, or any two directors. (Amended 12/15/88)

   Section 3.4. Notice. Notice of any special meeting of the Board of Directors stating the place, date and hour of the special meeting shall be given in writing to each director, either personally, or by mail, telex, telegram or cable, addressed to the director's residence or usual place of business, not less than two days before the date of such meeting, or by such other means, whether or not in writing, and within such lesser period, as circumstances require in the reasonable judgment of the person calling the meetings. If mailed, such notice shall be deemed to be given at the time when it is deposited in the United States mail with first class postage prepaid. Notice by telegram or cable shall be deemed given when the notice is delivered to the telegraph or cable company; notice by telex shall be deemed given when the notice is transmitted by telex. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice at such meeting, except where the director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, unless otherwise provided by statute, the Certificate of Incorporation or these By-Laws. (Amended 6/24/76)

   Section 3.5. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided, that if less than a majority of the Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. (Renumbered 6/24/76)

   Section 3.6. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. (Renumbered 6/24/76)

   Section 3.7. Use of Communications Equipment. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting. (New Section 6/24/76)

   Section 3.8. Vacancies and Additional Directors. Any director may resign at any time upon written notice to the corporation. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Director, or otherwise, or if any new directorship is created by any increase in the authorized number of Directors, a majority of the Directors then in office, though less than a quorum may choose a successor or fill the newly created directorship; and a Director so chosen shall hold office until the next annual election at which Directors of the class to which he was chosen are elected and until his successor shall be duly elected and shall qualify or until his earlier resignation or removal. (Amended 3/26/70)

   Section 3.9. Compensation. Directors who are not full-time employees of the Company shall receive a stated salary and may receive options to purchase shares of the Company's stock as provided under the Company's stock plans, for their services, and, in addition thereto, shall receive a fixed fee and expenses, if any, for attendance at each regular or special meeting of the Board of Directors from time to time. Directors who are full-time employees of the Company shall not receive any compensation for their services as such; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation thereof. (Amended 3/28/91)

   Section 3.10. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate not fewer than three nor more than seven Directors to constitute an Executive Committee. The Chairman of the Executive Committee shall be the Chief Executive Officer. The Executive Committee shall have and exercise all of the authority of the Board of Directors in the management of the corporation, except that such Committee shall not have the power to take specific actions which have been delegated to other committees of the Board and shall not be empowered to take action with respect to: declaring dividends; issuing bonds, debentures, or the borrowing of moneys except within limits expressly approved by the Board of Directors; amending by-laws; filling vacancies and newly created directorships in the Board of Directors; removing Directors of the corporation; mergers or consolidations; the sale, lease or exchange of all or substantially all of the assets of the corporation; dissolution; or any other action requiring the approval of stockholders. The designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed upon it or him by law. (Amended 9/28/90, 10/26/95)

   Section 3.11. Finance Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate not fewer than three nor more than seven Directors, a majority of whom shall not be employees of the Company, to constitute a Finance Committee, which Committee is charged with reviewing the overall financial policies of the Company and making recommendations to the Board regarding the Company's financial condition and requirements for and disposition of funds, including: capital structure, raising long-term capital, dividend policy, and material changes in the Company's financial position with respect to cash, investments, debt and accounts receivable. The Committee shall review the performance and management of the Company's Retirement Benefit Plan including the investment policy, the performance of the Investment Trustee on a regular periodic basis, the reasonableness of the actuarial assumptions in relation to investment performance, the funding status of the Plan and shall make recommendations with respect to the selection of one or more investment trustees or other investment agencies, and undertake such other studies and make such other recommendations to the Board as it may deem desirable with respect to the Investment Trust of the Retirement Benefit Plan. (Amended and Renamed 9/28/90, 10/26/95)

   Section 3.12. Human Resources Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate not fewer than three nor more than seven Directors who are not employees of the Company, to constitute a Human Resources Committee. The Human Resources Committee shall determine the annual salary, bonus and other benefits of selected senior officers and key management employees of the Company and review, as appropriate, performance standards under compensation programs for key employees. The Human Resources Committee shall also recommend to the Board candidates for election as corporate officers.

   The Human Resources Committee shall recommend new employee benefit plans and changes to stock incentive plans to the Board, approve amendments to the non-stock employee benefit plans of the Company and oversee the administration of all of the Company's employee benefit plans. The Human Resources Committee may delegate to one or more officers of the Company the power to approve any amendment of any non-stock employee benefit plan of the Company or the Donnelley Tax Credit Stock Ownership Plan which in the reasonable opinion of such officer will not materially affect the costs to the Company of, or benefits under, such plans. (Amended 7/22/93, 10/26/95, 1/25/96)

   Section 3.13. Audit Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate not fewer than three nor more than seven Directors who are not employees of the Company to constitute an Audit Committee, which Committee shall review on behalf of the stockholders of the
Company: the qualifications and services of the independent public accountants employed by the Company from time to time to audit the books of the Company, the scope of their audits, the adequacy of their audit reports, and recommendations made by them. The Committee may also make such reviews of internal financial audits and controls as the Committee considers desirable.

   The Audit Committee will recommend to the Board the selection of the independent public accountants.

   The Audit Committee shall review the Company's financial disclosure documents, management perquisites, significant developments in accounting principles and significant proposed changes in financial statements. The Audit Committee shall also review and monitor the Company's codes of conduct to guard against significant conflicts of interest and dishonest, unethical or illegal activities. The Audit Committee shall review periodically the performance of the Company's accounting and financial personnel, and shall review material litigation and regulatory proceedings and other issues relating to potentially significant corporate liability. (Amended 9/28/90, 10/26/95)

   Section 3.14. Corporate Responsibility and Governance Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate not fewer than three nor more than seven Directors to constitute a Corporate Responsibility and Governance Committee, which Committee shall oversee the Company's commitment to employee health and safety, equal employment opportunity and the environment.

   The Committee shall also recommend to the Board nominees for election to the Board of Directors in connection with any meeting of stockholders at which directors are to be elected and persons for appointment to fill any Board vacancy which the Board of Directors is authorized under the By-Laws to fill, and may also recommend to the Board policies or guidelines concerning criteria for Board membership, the structure and composition of Board Committees, the size and composition of the Board and the selection, tenure and retirement of Directors and matters related thereto. (Amended 9/28/90, 10/26/95, 1/25/96, 9/25/97)

   Section 3.15. Other Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate two or more Directors to constitute committees other than the Executive Committee, Finance Committee, Human Resources Committee, Audit Committee and Corporate Responsibility and Governance Committee, which committees shall have and exercise such authority as may be provided for in the resolution creating such committee. (Amended 9/28/90, 1/25/96, 9/25/97)

   Section 3.16. Honorary Directors. The Board of Directors may select from time to time, and for such periods of time as it may deem appropriate, one or more past

Chairmen of the Board, Presidents or Chief Executive Officers elected a Director prior to September 28, 1990, to serve as Honorary Directors. Honorary Directors shall be entitled to receive notice of and to attend all meetings of the Board of Directors, to receive copies of all reports or other communications made to the Board of Directors, to give counsel and advice on any subject, to receive such fees and expense reimbursements as may be provided from time to time by the Board of Directors. The Board of Directors, Chief Executive Officer, Chairman of the Board or President may invite an Honorary Director to attend meetings of any committee of the Board of Directors or to undertake temporary assignments, but this shall not preclude any other arrangements, consulting or otherwise, between the corporation and an Honorary Director. The presence or absence of an Honorary Director shall not be counted for purposes or determining the existence of a quorum. Honorary Directors shall not have the right to vote on any matters voted on by the Board of Directors or any of the rights, duties, privileges, or responsibilities of Directors of the corporation. (Amended 9/28/90)

   Section 3.17. Nomination of Directors. Except as otherwise fixed pursuant to the certificate of incorporation relating to the rights of the holders of any one or more classes or series of Preferred Stock issued by the corporation, acting separately by class or series, to elect, under specified circumstances, directors at a meeting of stockholders, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors pursuant to Section 3.14 or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting at which directors are to be elected only if written notice of such stockholder's intent to make such nomination or nominations has been delivered personally to, or been mailed to and received by, the Secretary of the corporation at the principal executive offices of the corporation in the City of Chicago, State of Illinois, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that, in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice shall set forth: (i) the name and record address of the stockholder who intends to make the nomination; (ii) the name, age, principal occupation or employment, business address and residence address of the person or persons to be nominated;
(iii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder and by the person or persons to be nominated as of the record date for the meeting (if such date shall then have been made publicly available) and of the date of such notice; (iv) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (v) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (vi) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the Securities Exchange Act of 1934 and the proxy rules of the Securities and Exchange Commission; and (vii) the consent of each nominee to serve as a director of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. The officer of the corporation presiding at the annual meeting of stockholders shall, if the facts so warrant, determine that a nomination was not made in accordance with the provisions of this Section, and if he should so determine, he should so declare to the meeting and the defective nomination shall be disregarded. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein. (Added 3/24/88)

                                   ARTICLE IV
                                   ----------

                          Officers of the Corporation
                          ---------------------------

   Section 4.1. Officers and Number. The officers of the corporation shall be a Chief Executive Officer, a Chairman of the Board, one or more Vice Chairmen, a President, one or more Executive Vice Presidents, one or more Business Unit Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer, a Controller, a General Counsel, one or more Assistant Secretaries, one or more Assistant General Counsels, one or more Assistant Treasurers and one or more Assistant Controllers. Any two or more offices may be held by the same person except the offices of President and Secretary. The Board of Directors may distinguish among officers bearing the same title by the addition of other designations, such as Chief Financial Officer or the like.
The Chief Executive Officer shall be either the Chairman, a Vice Chairman or the President, as designated by the Board of Directors. The Board of Directors may elect an Honorary Director to the office of Honorary Chairman of the Board. (Amended 1/27/94, 11/20/97)

   Section 4.2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. (Adopted 10/21/60)

   Section 4.3. Removal. Any officer elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby. (Amended 12/15/88)

   Section 4.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term. (Adopted 10/21/60)

   Section 4.5. Salaries. No officer shall be prevented from receiving a salary for his services as an officer by reason of the fact that he is also a Director of the corporation.

   Section 4.6. Chief Executive Officer. The Chief Executive Officer shall have overall supervision of, and responsibility for, the business, and shall direct the affairs and policies of the corporation. (Adopted 12/15/88)

   Section 4.7. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and Board of Directors. The Chairman of the Board shall perform such other duties and responsibilities as may be assigned to him by the Board of Directors. (Amended 9/28/90)

   Section 4.8. Vice Chairmen of the Board. The Vice Chairmen of the Board shall, in the absence of the Chairman of the Board (in the order prescribed by the Board), preside at all meetings of the stockholders and Board of Directors, and shall perform such other duties as may be assigned to them by the Board of Directors. (Amended 12/15/88)

   Section 4.9. Honorary Chairman of the Board. The Honorary Chairman of the Board shall consult with the Chief Executive Officer and other officers of the corporation, as he or they shall determine, with respect to the general policies and affairs of the corporation, and shall have such authority and perform such duties as from time to time may be prescribed by the Board of Directors or as may be granted by the Chief Executive Officer. (Renumbered 9/28/90)

   Section 4.10. President. Subject to the supervision and direction of the Chief Executive Officer, the President shall have responsibility for such of the operations and other functions of the corporation as may be assigned to him.
The President shall perform such other duties and responsibilities as may be assigned to him by the Chief Executive Officer. In the absence of the Chairman of the Board and Vice Chairmen of the Board, the President shall preside at meetings of the stockholders and Board of Directors. (Renumbered and Amended 9/28/90)

   Section 4.11. Vice Presidents. Each Vice President shall have such corporate powers, if any, as may be assigned to him from time to time by the Board of Directors, Chief Executive Officer, Chairman of the Board or the President. (Renumbered 9/28/90)

   Section 4.12. Senior Vice Presidents. Each Senior Vice President shall have such corporate powers, if any, as may be assigned to him by the Board of Directors, Chief Executive Officer, Chairman of the Board or the President. (Renumbered 9/28/90)

   Section 4.13. Business Unit Presidents. The Board of Directors may from time to time designate as Business Unit President one or more of the individuals who occupies the position of senior officer heading a business unit consisting of one or more divisions and/or one or more sales units and who reports to one or more of the senior officers of the corporation. (Added 1/27/94; Amended and Renumbered 11/20/97; Amended 1/28/00)

   Section 4.14. Executive Vice Presidents. The Board of Directors may designate as an Executive Vice President the officer to whom one or more other senior officers of this corporation reports. (Amended and Renumbered 1/27/94; Renumbered 11/20/97)

   Section 4.15. Order of Succession. Such of the directors of the corporation as shall be designated by resolution of the Board of Directors, and in the order of such designation, shall in the absence of the Chairman of the Board perform the duties of the Chairman of the Board and shall have all of the powers and shall be subject to any restrictions imposed upon the Chairman.

   Such of the officers of the corporation as may be designated by resolution of the Board of Directors, and in the order of such designation, shall in the absence of the Chief Executive Officer, perform the duties of the Chief Executive Officer and when so acting shall have all the powers of and be subject to any restrictions imposed upon the Chief Executive Officer.

   Such of the officers of the corporation as may be designated by resolution of the Board of Directors, and in the order of such designation, shall in the absence of the President perform the duties of the President and when so acting shall have all the powers of and be subject to any restrictions imposed upon the President. (Renumbered 1/27/94, 11/20/97)

   Section 4.16. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and Board of Directors of the corporation, shall have charge of the corporate records and the corporate seal, and shall have the power to attach the seal to all instruments which shall require sealing after the same shall have been signed as authorized by the Board of Directors. (Renumbered 1/27/94, 11/20/97)

   Section 4.17. Treasurer. The Treasurer shall be responsible for the receipt, custody and disbursement of all funds of the corporation in the form of both cash and securities. He may delegate the details of his office to someone in his stead, but this shall nowise relieve him of the responsibilities and liability of his office. The Treasurer shall have the power to attach the seal to all instruments which shall require sealing after the same shall have been signed as authorized by the Board of Directors. (Renumbered 1/27/94, 11/20/97)

   Section 4.18. Controller. The Controller reports to the Chief Executive Officer directly or through such other management executives as the Chief Executive Officer may direct. The Controller, however, may directly submit any matter to the Board of Directors for their consideration. The Controller shall maintain adequate records of all assets, liabilities, and transactions of the corporation, and in conjunction with other officers and department heads, shall initiate and enforce measures and procedures whereby the business of the corporation shall be conducted with the maximum of safety, efficiency and economy. He shall attend that part of the meetings of the Board of Directors which is concerned with the review of the financial and operating reports of the business, except when, in the discretion of the Board, he shall be asked not to attend. (Renumbered 1/27/94, 11/20/97)

   Section 4.19. General Counsel. The General Counsel shall be the chief legal officer of the corporation and have legal responsibility for all aspects of the business. The General Counsel shall have the power to attach the seal to all instruments which shall require sealing after the same shall have been signed as authorized by the Board of Directors. (Renumbered 1/27/94, 11/20/97)

   Section 4.20. Assistant Treasurers. The Assistant Treasurers shall in the absence of the Treasurer perform all functions and duties of the Treasurer and in addition shall perform such functions and duties as the Treasurer may delegate, but this shall in nowise relieve the Treasurer of the responsibilities and liability of his office. (Renumbered 1/27/94, 11/20/97)

   Section 4.21. Assistant Secretaries. The Assistant Secretaries shall in the absence of the Secretary perform all functions and duties of the Secretary and in addition shall assume such functions and duties as the Secretary may delegate, but this shall in nowise relieve the Secretary of the responsibilities and liability of his office. (Renumbered 1/27/94, 11/20/97)

   Section 4.22. Assistant General Counsels. The Assistant General Counsels shall in the absence of the General Counsel perform all functions and duties of the General Counsel and in addition shall assume such functions and duties as the General Counsel may delegate, but this shall in nowise relieve the General Counsel of the responsibilities and liabilities of his office. (Renumbered 1/27/94, 11/20/97)

   Section 4.23. Assistant Controllers. The Assistant Controllers shall in the absence of the Controller perform all functions and duties of the Controller and in addition shall assume such functions and duties as the Controller may delegate, but this shall in nowise relieve the Controller of the responsibilities and liabilities of such office. (Renumbered 1/27/94, 11/20/97)

                                   ARTICLE V
                                   ---------

                               Appointed Officers
                               ------------------

   The Chief Executive Officer may appoint any individual an officer having such title as he shall deem appropriate, provided such officer is not a participant in the Senior Officer Incentive Plan administered by the Board of Directors or its Committees. Any such officer appointed by the Chief Executive Officer may be removed by the Chief Executive Officer whenever in his judgment the best interests of the corporation would be served thereby. The term of office, compensation, powers and duties and other terms of employment of appointed officers shall be such as the Chief Executive Officer may from time to time deem proper, and the authority of such officers shall be limited to acts pertaining to the business of the unit, operation or function to which they are assigned. (Amended 1/27/94, 11/20/97, 1/28/00)

                                   ARTICLE VI
                                   ----------

                     Contracts, Loans, Checks and Deposits
                     -------------------------------------

   Section 6.1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

   Section 6.2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors (or a resolution of a committee of Directors pursuant to authority conferred upon that committee). Such authority may be general or confined to specific instances.

   Section 6.3. Checks, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as may be designated by the Board of Directors or by one or more officers of the corporation named by the Board of Directors for such purpose.

   Section 6.4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies and other depositaries as the Board of Directors may select.

                      (Entire Article Renumbered 6/28/84)

                                  ARTICLE VII
                                  -----------

                    Certificates of Stock and Their Transfer
                    ----------------------------------------

   Section 7.1. Certificates of Stock. Certificates of stock of the corporation shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chief Executive Officer, Chairman of the Board or President or a Vice President and by the Secretary or Assistant Secretary or the Treasurer or an Assistant Treasurer. If any stock certificate is signed manually (a) by a transfer agent other than the corporation or its employee or (b) by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile.

   In case any officer, transfer agent, or registrar who has signed or whose facsimile has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. All certificates properly surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued to evidence transferred shares until the former certificate for at least a like number of shares shall have been surrendered and cancelled and the corporation reimbursed for any applicable taxes on the transfer, except that in the case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms, and with such indemnification (if any) to the corporation, as the Board of Directors may prescribe specifically or in general terms or by delegation to a transfer agent for the corporation. Certificates shall not be issued representing fractional shares of stock. (Amended 12/15/88)

   Section 7.2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

   Section 7.3. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof or by his attorney thereunto authorized by power of attorney and filed with the Secretary or transfer agent of the corporation.

   Section 7.4. Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                      (Entire Article Renumbered 6/28/84)

                                  ARTICLE VIII
                                  ------------

                                   Dividends
                                   ---------

   Section 8.1. Declaration. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

   Section 8.2. Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or such other purposes as the Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                      (Entire Article Renumbered 6/28/84)

                                   ARTICLE IX
                                   ----------

                                 Miscellaneous
                                 -------------

   Section 9.1. Fiscal Year. Unless otherwise fixed by the resolution of the Board of Directors, the fiscal year of the corporation shall be the calendar year.

   Section 9.2. Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

   Section 9.3. Books. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at the offices of the corporation at Chicago, Illinois, or at such other place or places as may be designated from time to time by the Board of Directors.

                      (Entire Article Renumbered 6/28/84)

                                   ARTICLE X
                                   ---------

                                   Amendment
                                   ---------

   These by-laws may be altered or repealed at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting, provided that no amendment of these by-laws shall conflict with the provisions of the Certificate of Incorporation, whether relating to the number of Directors which shall constitute the whole Board or the number of Directors of any class or otherwise. (Renumbered 6/28/84)